EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-193788, 333-201443 and 333-203856) of Evogene Ltd., of our report dated April 27, 2020, with respect to the consolidated financial statements of Evogene Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kasierer
KOST, FORER, GABBAY & KASIERER
A Member of Ernst & Young Global

Tel Aviv, Israel
April 27, 2020